Exhibit 99.1

KBR Reports Fourth Quarter and Fiscal 2025 Results

Fourth Quarter Fiscal 2025 Results
(All comparisons versus prior year period unless noted.)

•Revenues of $1.9 billion, down 11%, due to the slower pace of awards and contingency EUCOM scope reductions
•Net income attributable to KBR of $111 million, up 46%; Operating income of $191 million, up 36% with an Operating income margin of 10.1%; Adjusted EBITDA2 of $238 million, up 5% with an Adjusted EBITDA2 margin of 12.6%
•Diluted EPS of $0.87, up 53%; Adjusted EPS2 of $0.99, up 10%
•Bookings and options1 of $2.0 billion with 0.9x book-to-bill1

Fiscal 2025 Results
(All comparisons versus prior year period unless noted.)

•Revenues of $7.8 billion, up 1%
•Net income attributable to KBR of $415 million, up 11%; Operating income of $778 million, up 18% with an Operating income margin of 10.0%; Adjusted EBITDA2 of $968 million, up 12% with an Adjusted EBITDA2 margin of 12.4%
•Diluted EPS of $3.21, up 15%; Adjusted EPS2 of $3.93, up 18%
•Bookings and options1 of $11.1 billion with 1.0x book-to-bill1

HOUSTON, TX - February 26, 2026 - KBR, Inc. (NYSE: KBR) today announced its fourth quarter and fiscal 2025 results.

“Fiscal 2025 was a year of disciplined execution for KBR as our teams delivered strong operational and financial performance despite a challenging award environment,” said Stuart Bradie, President and Chief Executive Officer.

“We expanded margins, generated robust cash flow, and grew backlog and options while continuing to advance our strategy toward higher‑value, technology‑enabled, and recurring work. Importantly, we also made meaningful progress on the planned spin‑off, sharpening the strategic focus of each business and positioning both companies for long‑term value creation. As we enter fiscal 2026, we are confident in our outlook, supported by strong backlog coverage, improving award momentum, and the continued commitment and performance of our people.”

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Summarized Fourth Quarter and Fiscal 2025 Consolidated Results

	Three months ended		Year ended
	January 2,	January 3,	January 2,	January 3,
Dollars in millions, except share data	2026	2025	2026	2025
Revenues	$1,885	$2,108	$7,786	$7,710
Operating income	191	140	778	659
Net income attributable to KBR (including discontinued operations)	111	76	415	375
Net income attributable to KBR from continuing operations	110	75	451	374
Adjusted EBITDA[2]	238	226	968	868
Operating income margin	10.1%	6.6%	10.0%	8.5%
Adjusted EBITDA[2] margin	12.6%	10.7%	12.4%	11.3%
Earnings per share:
Diluted earnings per share attributable to KBR (including discontinued operations)	0.87	0.57	3.21	2.79
Diluted earnings per share from continuing operations	0.87	0.56	3.49	2.78
Adjusted earnings per share[2]	0.99	0.90	3.93	3.33
Cash flows:
Operating cash flows from continuing operations	51	41	557	450
Return of capital to shareholders:
Payments to repurchase common stock	25	51	329	218
Payments of dividends to shareholders	21	20	84	79
Leverage:
Net debt[3]			2,117	2,252
TTM Adjusted EBITDA[2]			968	868
Net leverage			2.2x	2.6x

Fourth Quarter Fiscal 2025 Consolidated Results Review
(All comparisons against the fourth quarter fiscal 2024 unless noted.)

Revenues were $1.9 billion, down 11% or $223 million, due to the slower pace of awards and contingency EUCOM scope reductions.

Operating income was $191 million, up 36% or $51 million, primarily due to increases in Equity in earnings of unconsolidated affiliates, decreases in Selling, general and administrative expenses, and a $26 million resolution of an outstanding contract dispute associated with a legacy U.S. government project that did not recur in the current year.

Net income attributable to KBR was $111 million, up 46% or $35 million, primarily due to increases in Operating income noted above and decreases in Interest expense, partially offset by increases in Provision for income taxes.

Diluted earnings per share attributable to KBR were $0.87, up 53% or $0.30, in line with increased Net income attributable to KBR noted above and lower diluted weighted average common shares outstanding due to open market share repurchases.

Adjusted EBITDA2 was $238 million, up 5% or $12 million, primarily due to strong project execution, favorable mix and prudent cost management. Adjusted EBITDA2 margin was 12.6%, up ~190bps in line with the above.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Adjusted earnings per share2 were $0.99, up 10% or $0.09, due to the increase in Adjusted EBITDA2 noted above and lower adjusted weighted average common shares outstanding due to open market share repurchases.

Backlog and options as of the quarter end totaled $23.2 billion, up 13% from the prior year. Book-to-bill1 was 0.9x for the quarter.

Summarized Fourth Quarter and Fiscal 2025 Segment Results

	Three months ended		Year ended
	January 2,	January 3,	January 2,	January 3,
Dollars in millions, Backlog in billions	2026	2025	2026	2025
Revenues	$1,885	$2,108	$7,786	$7,710
Mission Technology Solutions	1,295	1,508	5,581	5,555
Sustainable Technology Solutions	590	600	2,205	2,155
Adjusted EBITDA[2]	238	226	968	868
Mission Technology Solutions	145	139	579	544
Sustainable Technology Solutions	121	117	497	439
Corporate	(28)	(30)	(108)	(115)
Adjusted EBITDA[2] margin	12.6%	10.7%	12.4%	11.3%
Mission Technology Solutions	11.2%	9.2%	10.4%	9.8%
Sustainable Technology Solutions	20.5%	19.5%	22.5%	20.4%
Backlog			16,864	16,605
Mission Technology Solutions			12,712	12,642
Sustainable Technology Solutions			4,152	3,963
Backlog and options			23,211	20,580
Mission Technology Solutions			19,059	16,617
Sustainable Technology Solutions			4,152	3,963

Fourth Quarter Fiscal 2025 Segment Results Review
(All comparisons against the fourth quarter fiscal 2024 unless noted.)

Mission Technology Solutions (MTS)
Revenues were $1.3 billion, down 14% and $213 million, due to contingency EUCOM scope reductions and procurement delays across U.S. Government Defense and Intelligence clients, funding restrictions from U.S. Government Federal Civilian clients, and delays in new awards, including awards won under protest. Revenues from International Government clients and Commercial clients remained largely consistent with the prior year.

Operating income was $118 million, up 44% and $36 million, due to a $26 million resolution of an outstanding contract dispute associated with a legacy U.S. government project that did not recur in the current year and decreases in Selling, general and administrative expenses driven by the decline in Revenues and cost savings from the segment realignment announced in January 2025. Operating income margin was 9.1%.

Adjusted EBITDA2 was $145 million, up 4% or $6 million, due to strong project execution and favorable mix, along with disciplined management of Selling, general and administrative expenses. Adjusted EBITDA2 margin was 11.2%, up ~198bps from the prior year.

Backlog and options as of the quarter end totaled $19.1 billion, up 15% from the prior year. Book-to-bill1 was 0.5x for the quarter reflecting award cadence timing.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

The following new business awards were announced:
•Awarded an estimated $117 million cost‑plus‑fixed‑fee follow‑on contract to provide Foreign Military Sales support to NAVAIR’s F/A‑18 and EA‑18G Program Office
•Awarded a technical support services contract by the U.S. Geological Survey with a $350 million ceiling to support operations at the Earth Resources Observation and Science Center
•Awarded two firm‑fixed‑price task orders totaling $103 million to support strategic decision‑making, capability development, and personnel readiness for the U.S. Space Force and Department of the Air Force
•Awarded a $77 million firm‑fixed‑price task order under the U.S. Space Force Decision Support for Headquarters Analysis contract to advance digital engineering and assured communications in support of AFRL and Space Systems Command modernization
•Awarded a cost‑plus‑fixed‑fee contract with a $149 million ceiling under the AFLCMC ADEDDIS program to deliver analytics, digital transformation and systems engineering supporting operator readiness at Eglin Air Force Base

In addition, MTS announced the following positions on IDIQ contracts that provide competitive differentiation and future growth potential:
•Awarded a seat on the Missile Defense Agency’s SHIELD contract, a $151 billion ceiling vehicle supporting homeland and layered missile defense
•Awarded a seat on the NAVSUP WEXMAC 2.1 – Territorial Integrity of the United States contract, a $10 billion ceiling vehicle supporting expeditionary logistics and contingency operations

Sustainable Technology Solutions (STS)
Revenues were $590 million, down 2% or $10 million, driven by delays in new awards as customers reassessed capital allocation, including reduced petrochemicals capex and a pause in certain green projects with increased emphasis on affordability and energy security.

Operating income was $117 million, up 17% or $17 million, primarily due to increases in Equity in earnings of unconsolidated affiliates due to strong project execution on an LNG project and prior year losses on the legacy Ichthys project that did not recur in the current year, partially offset by increases in Selling, general and administrative expenses related to business development growth and the implementation of a new enterprise resource planning system. Operating income margin was 19.8%.

Adjusted EBITDA2 was $121 million, up 3% or $4 million, due to strong project execution. Adjusted EBITDA2 margin was 20.5%, up ~101 bps in line with the above.

Backlog as of the quarter end totaled $4.2 billion, up 5% from the prior year. Book-to-bill1 was 1.6x for the quarter reflecting strengthening award momentum.

The following new business awards were announced:
•Awarded a strategic 10-year digitally-enabled general maintenance services contract for Petro Rabigh's Polymer I and Polymer II plants in the Kingdom of Saudi Arabia
•Awarded an integrated field management services contract by Basra Oil Company for the Majnoon Oil Field in southern Iraq to support production optimization and field modernization
•Awarded a detailed engineering services contract to support Qatar’s offshore development in the Bul Hanine oil and gas field

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

•Awarded a detailed engineering design contract by ENKA İnşaat ve Sanayi A.Ş. for the Associated Gas Upstream Project Phase 2, part of the Gas Growth Integrated Project in the Basra region of Iraq
•Awarded a technology and engineering contract by IGNIS to support the development of a new green ammonia facility in A Coruña, Spain
•Awarded a technology licensing and engineering contract for KBR’s PureMSM green methanol technology by Fikrat Al‑Tadweer to support a biomethanol facility converting landfill gas into clean fuels in Saudi Arabia
•Awarded the front‑end engineering design contract for Coastal Bend’s planned natural gas liquefaction and export facility on the Texas Gulf Coast.

Additionally, during the quarter, KBR announced that its joint venture, Brown & Root Industrial Services (BRIS), has signed a definitive agreement to acquire Specialty Welding and Turnarounds (SWAT), a leading provider of turnaround, cooling tower and industrial catalyst services. This strategic acquisition creates one of the largest specialty welding and turnaround service providers in North America and supports KBR’s strategy to grow recurring service revenue through unconsolidated joint ventures while maintaining a disciplined, capital‑light operating approach. The transaction closed on January 6, 2026.

Balance Sheet, Cash Flow, and Capital Deployment
Liquidity as of January 2, 2026, totaled approximately $1.1 billion, comprising $605 million in borrowing capacity under the revolving credit facility and $500 million cash and cash equivalents. Net leverage ratio as of January 2, 2026, was 2.2x.

Operating cash flows from continuing operations for the quarter were $51 million, up 24% or $10 million. During the fourth quarter, KBR returned $46 million in capital to shareholders, consisting of $25 million in share repurchases (including withhold to cover shares) and $21 million in regular dividends.

On February 19, 2026, the Board of Directors approved a quarterly dividend of $0.165 per share, or $0.66 per share annualized, reflecting our focus on consistency and balance‑sheet discipline during the spin transaction. The dividend is payable April 15, 2026, to shareholders of record on March 13, 2026.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Issuing Fiscal 2026 Guidance
KBR issues the following full‑year fiscal 2026 outlook for the consolidated company and plans to update standalone outlooks in connection with the planned spin transaction in the second half of 2026:

	Fiscal Year 2026 Guidance	Midpoint	Growth
Revenues	$7.90B - $8.36B	$8.13B	+ 4% at the midpoint
Adjusted EBITDA	$980M - $1,040M	$1,010M	+ 4% at the midpoint
Adjusted EPS	$3.87 - $4.22	$4.05	+ 3% at the midpoint
Adjusted Operating cash flows	$560M - $600M	$580M	+ 4% at the midpoint

The company does not provide reconciliations of Adjusted EBITDA, Adjusted EPS, and Adjusted Operating cash flows to the most comparable GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, and acquisition-related expenses without unreasonable effort, which could be material to the company’s results computed in accordance with GAAP.

Management has provided the following assumptions related to fiscal 2026 guidance:
•Capital expenditures: ~$40 - 50 million
•Effective tax rate: 26% - 28%
•Depreciation & amortization: ~$165 million (includes ~$45 million purchased intangibles amortization)
•Adjusted weighted average common shares outstanding: ~127 million
•Phasing: 46% 1H / 54% 2H

Strategic Intent to Spin Off Mission Technology Solutions
On September 24, 2025, KBR announced its intention to spin off its Mission Technology Solutions segment into a separate, U.S. publicly traded company. Upon completion, KBR and its shareholders are expected to benefit from ownership in two pure‑play public companies with enhanced strategic focus, operational independence, and financial flexibility.

In connection with the planned separation, certain perimeter changes were implemented in fiscal 2026 to better align the businesses ahead of the spin‑off, including the transition of Frazer‑Nash Consultancy and the UK Civil Nuclear portfolio to Sustainable Technology Solutions. These changes will be reflected in KBR’s fiscal 2026 SEC filings. Investors are encouraged to refer to the supplemental financial information available in the Investor Relations section of KBR’s website, which has been recast to reflect these updates.

The planned spin‑off is intended to be tax‑free to KBR and its shareholders for U.S. federal income tax purposes and is targeting completion during the second half of 2026, subject to final approval by KBR’s Board of Directors and other customary conditions. Additional details regarding the spin off transaction are available on the Investor Relations section of KBR's website at investors.kbr.com/news-and-events/spin-off-information.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Conference Call Details
The company will host a conference call to discuss its fourth quarter and fiscal 2025 results on Thursday, February 26, 2026, at 7:30 a.m. Central Time. The conference call will be webcast simultaneously through the Investor Relations section of KBR’s website at investors.kbr.com. A replay of the webcast will be available shortly after the call on KBR’s website or by telephone at +1.866.813.9403, passcode: 304270.

About KBR
We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 36,000 people worldwide with customers in more than 85 countries and operations in over 28 countries. KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.
Visit www.kbr.com

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Operating cash conversion, and Adjusted operating cash flows and conversion are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Forward-Looking Statements
The statements in this press release that are not historical statements, including statements regarding our expectations for our future financial performance, effective tax rate, operating cash flows, contract revenues, award activity and backlog, program activity, our business strategy, business opportunities, interest expense, our plans for raising and deploying capital and paying dividends, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: uncertainty, delays or reductions in government funding, appropriations and payments, including as a result of continuing resolution funding mechanisms, government shutdowns or changing budget priorities; developments and changes in government laws, regulations and regulatory requirements and policies that may require us to pause, delay or abandon new and existing projects; changes in the priorities, focus, authority and budgets of government agencies under the current administration that may impact our existing projects and/or our ability to win new contracts; the ongoing conflict between Russia and Ukraine and global volatility and continued unrest, including in the Middle East and Venezuela, and the related impacts on our business; potential adverse economic and market conditions, such as interest rate and currency exchange rate fluctuations, or impacts of newly imposed U.S. tariffs and any additional responsive non-U.S. tariffs or other changes in trade policy, including impact tariffs could have on customer spend; the company’s ability to manage its liquidity; delays, cancellations or reversals of contract awards due to bid protests or legal challenges; the potential adverse outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; compliance with laws related to income taxes including compliance with the reconciliation bill H.R. 1; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; the company's proposed spin off; investment decisions by project owners; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company's most recently filed Annual Report on Form 10-K, any subsequent 8-Ks, and other U.S. Securities and Exchange Commission (SEC) filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investor Relations: Rachael Goldwait Vice President, Investor Relations 713-753-4634 Investors@kbr.com	Media Relations: Philip Ivy Vice President, Global Communications 713-753-3800 Mediarelations@kbr.com

KBR, Inc.
Consolidated Statements of Operations
(In millions, except for per share data)
(Unaudited)

	Three Months Ended		Year ended
	January 2,	January 3,	January 2,	January 3,
	2026	2025	2026	2025
Revenues:
Mission Technology Solutions	$1,295	$1,508	$5,581	$5,555
Sustainable Technology Solutions	590	600	2,205	2,155
Total revenues	1,885	2,108	7,786	7,710
Gross profit	290	291	1,150	1,099
Equity in earnings of unconsolidated affiliates	47	10	210	107
Selling, general and administrative expenses	(143)	(153)	(578)	(543)
Other	(3)	(8)	(4)	(4)
Operating income (loss):
Mission Technology Solutions	118	82	463	415
Sustainable Technology Solutions	117	100	477	405
Corporate	(44)	(42)	(162)	(161)
Total operating income	191	140	778	659
Interest expense	(37)	(44)	(158)	(144)
Other non-operating income (expense)	(1)	3	(6)	(7)
Income from continuing operations before income taxes	153	99	614	508
Provision for income taxes	(40)	(22)	(156)	(129)
Net income from continuing operations	113	77	458	379
Net income (loss) from discontinued operations, net of tax	—	1	(55)	2
Net income	113	78	403	381
Less: Net income attributable to noncontrolling interests included in continuing operations	3	2	7	5
Less: Net income (loss) attributable to noncontrolling interests included in discontinued operations	(1)	—	(19)	1
Net income attributable to KBR	111	76	415	375
Adjusted EBITDA¹	$238	$226	$968	$868

Diluted earnings per share from continuing operations	$0.87	$0.56	$3.49	$2.78
Diluted earnings (loss) per share from discontinued operations	$—	$0.01	$(0.28)	$0.01
Diluted earnings per share attributable to KBR	$0.87	$0.57	$3.21	$2.79
Adjusted EPS¹	$0.99	$0.90	$3.93	$3.33
Diluted weighted average common shares outstanding	127	133	129	134
Adjusted weighted average common shares outstanding	127	133	129	134
1 See additional information at the end of this release regarding non-GAAP financial information, including a reconciliation to the nearest GAAP measure

KBR, Inc.
Consolidated Balance Sheets
(In millions, except share data)
(Unaudited)

	January 2, 2026	January 3, 2025
Assets
Current assets:
Cash and cash equivalents	$500	$342
Accounts receivable, net of allowance for credit losses of $6 and $9, respectively	1,086	1,066
Contract assets	280	271
Other current assets	166	173
Current assets of discontinued operations	19	21
Total current assets	2,051	1,873
Pension assets	89	82
Property, plant and equipment, net of accumulated depreciation of $506 and $474 (including net PPE of $5 and $5 owned by a variable interest entity), respectively	232	237
Operating lease right-of-use assets	217	203
Goodwill	2,677	2,630
Intangible assets, net of accumulated amortization of $501 and $427, respectively	727	763
Equity in and advances to unconsolidated affiliates	107	192
Deferred income taxes	162	209
Other assets	322	396
Non-current assets of discontinued operations	—	78
Total assets	$6,584	$6,663
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$712	$772
Contract liabilities	331	328
Accrued salaries, wages and benefits	342	351
Current maturities of long-term debt	49	36
Other current liabilities	235	280
Current liabilities of discontinued operations	19	15
Total current liabilities	1,688	1,782
Employee compensation and benefits	144	135
Income tax payable	83	122
Deferred income taxes	95	83
Long-term debt	2,547	2,533
Operating lease liabilities	236	228
Other liabilities	279	244
Non-current liabilities of discontinued operations	—	69
Total liabilities	5,072	5,196
Commitments and Contingencies
KBR shareholders' equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value 300,000,000 shares authorized, 182,891,428 and 182,469,230 shares issued, and 126,454,289 and 132,435,609 shares outstanding, respectively	—	—
Paid-in capital in excess of par	2,552	2,526
Retained earnings	1,697	1,367
Treasury stock, 56,437,139 shares and 50,033,621 shares, at cost, respectively	(1,818)	(1,494)
Accumulated other comprehensive loss	(928)	(946)
Total KBR shareholders' equity	1,503	1,453
Noncontrolling interests	9	14
Total shareholders' equity	1,512	1,467
Total liabilities and shareholders’ equity	$6,584	$6,663

KBR, Inc.
Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Year ended
	January 2, 2026	January 3, 2025
Cash flows from operating activities:
Net income	$403	$381
Net (income) loss from discontinued operations, net of tax	55	(2)
Net income from continuing operations	458	379
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	169	156
Equity in earnings of unconsolidated affiliates	(210)	(107)
Deferred income tax	60	1
Other	(1)	(11)
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable, net of allowance for credit losses	(2)	5
Contract assets	(3)	(93)
Accounts payable	(70)	147
Contract liabilities	(16)	(29)
Accrued salaries, wages and benefits	(2)	(7)
Payments on operating lease liabilities	(81)	(71)
Payments from unconsolidated affiliates, net	9	9
Distributions of earnings from unconsolidated affiliates	170	163
Pension funding	(3)	(62)
Other assets and liabilities	79	(30)
Total cash flows provided by operating activities - continuing operations	$557	$450
Cash flows from investing activities:
Purchases of property, plant and equipment	$(42)	$(52)
Proceeds from sale of assets or investments	3	7
Return of equity method investments, net	82	36
Acquisitions of businesses, net of cash acquired	(14)	(738)
Funding in other investment	(10)	(5)
Other	(3)	1
Total cash flows provided by (used in) investing activities - continuing operations	16	(751)
Cash flows from financing activities:
Borrowings on short-term and long-term debt	$—	$574
Borrowings on Revolver	555	393
Payments on short-term and long-term debt	(36)	(124)
Payments on Revolver	(505)	(98)
Payments to repurchase common stock	(329)	(218)
Payments on settlement of warrants	—	(33)
Debt issuance costs	—	(18)
Acquisition of noncontrolling interest	—	(10)
Payments of dividends to shareholders	(84)	(79)
Other	(4)	(13)
Total cash flows provided by (used in) financing activities - continuing operations	$(403)	$374
Total operating cash flows from discontinued operations	(33)	12
Total investing cash flows from discontinued operations	(12)	(25)
Total financing cash flows from discontinued operations	12	—
Total cash flows from discontinued operations	$(33)	$(13)
Effect of exchange rate changes on cash	18	(14)
Increase in cash and cash equivalents	155	46
Cash and cash equivalents at beginning of period	350	304
Cash and cash equivalents at end of period	$505	$350
Less: cash and cash equivalents of discontinued operations	5	8
Cash and cash equivalents at end of period for continuing operations	$500	$342
Supplemental disclosure of cash flows information:
Noncash financing activities
Dividends declared	$21	$20

Unaudited Non-GAAP Financial Information
The following information provides reconciliations of certain non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

Adjusted EBITDA
We evaluate performance based on Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is defined as Net income (loss) attributable to KBR, plus Net (income) loss from discontinued operations, net of tax; less Net income (loss) attributable to noncontrolling interest included in discontinued operations; less Interest expense; Other non-operating expense (income); Provision for income taxes; Depreciation and amortization; and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA can also be defined as Operating income less Net income attributable to noncontrolling interests from continuing operations; plus Depreciation and amortization; and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenues. Adjusted EBITDA and Adjusted EBITDA margin for each of the three- and twelve-month periods ended January 2, 2026 and January 3, 2025 are considered non-GAAP financial measures under SEC rules because Adjusted EBITDA excludes certain amounts included in the calculation of Net income (loss) attributable to KBR in accordance with GAAP for such periods. Management believes Adjusted EBITDA and Adjusted EBITDA margin afford investors a view of what management considers KBR's core performance for each of the three- and twelve-month periods ended January 2, 2026 and January 3, 2025 and also affords investors the ability to make a more informed assessment of such core performance for the comparable periods.

	Three Months Ended		Years Ended
	January 2,	January 3,	January 2,	January 3,
Dollars in millions	2026	2025	2026	2025

Net income attributable to KBR	$111	$76	$415	$375
Net (income) loss from discontinued operations, net of tax	—	(1)	55	(2)
Net income (loss) attributable to noncontrolling interest included in discontinued operations	(1)	—	(19)	1
Net income attributable to KBR from continuing operations	$110	$75	$451	$374
•Interest expense	37	44	158	144
•Other non-operating expense (income)	1	(3)	6	7
•Provision for income taxes	40	22	156	129
•Depreciation and amortization	40	44	169	156
•Spin off, acquisition and integration	10	8	28	23
•Ichthys commercial dispute cost	—	10	—	11
•Legacy legal fees and settlements	—	26	—	24
Adjusted EBITDA	$238	$226	$968	$868

	Three Months Ended		Year ended
	January 2,	January 3,	January 2,	January 3,
Dollars in millions	2026	2025	2026	2025

Operating income - MTS	$118	$82	$463	$415
•Net (income) loss attributable to noncontrolling interests included in continuing operations	(1)	1	—	1
•Depreciation and amortization	27	28	115	99
•Spin off, acquisition and integration	1	2	1	5
•Legacy legal fees and settlements	—	26	—	24
Adjusted EBITDA - MTS	$145	$139	$579	$544

Operating income - STS	$117	$100	$477	$405
•Net income attributable to noncontrolling interests included in continuing operations	(2)	(3)	(7)	(6)
•Depreciation and amortization	6	8	27	27
•Spin off, acquisition and integration	—	2	—	2
•Ichthys commercial dispute cost	—	10	—	11
Adjusted EBITDA - STS	$121	$117	$497	$439

Operating loss - Corporate	$(44)	$(42)	$(162)	$(161)
•Depreciation and amortization	7	8	27	30
•Spin off, acquisition and integration	9	4	27	16
Adjusted EBITDA - Corporate	$(28)	$(30)	$(108)	$(115)

Operating income - KBR	$191	$140	$778	$659
•Net income attributable to noncontrolling interests included in continuing operations	(3)	(2)	(7)	(5)
•Depreciation and amortization	40	44	169	156
•Spin off, acquisition and integration	10	8	28	23
•Legacy legal fee and settlements	—	26	—	24
•Ichthys commercial dispute cost	—	10	—	11
Adjusted EBITDA - KBR	$238	$226	$968	$868

Adjusted EPS
Adjusted earnings per share (Adjusted EPS) for each of the three- and twelve-month periods ended January 2, 2026 and January 3, 2025 is considered a non-GAAP financial measure under SEC rules because Adjusted EPS excludes certain amounts included in the Diluted EPS calculated in accordance with GAAP for such periods. The most directly comparable financial measure calculated in accordance with GAAP is Diluted EPS for the same periods. Management believes that Adjusted EPS affords investors a view of what management considers KBR's core earnings performance for each of the three- and twelve-month periods ended January 2, 2026 and January 3, 2025 and also affords investors the ability to make a more informed assessment of such core earnings performance for the comparable periods.

	Three months ended		Year ended
	January 2,	January 3,	January 2,	January 3,
	2026	2025	2026	2025

Diluted EPS attributable to KBR	$0.87	$0.57	$3.21	$2.79
Less: Diluted earnings (loss) per share from discontinued operations	—	0.01	(0.28)	0.01
Diluted EPS from continuing operations	$0.87	$0.56	$3.49	$2.78
•Amortization related to acquisitions	0.06	0.07	0.28	0.20
•Ichthys commercial dispute cost	—	0.08	—	0.09
•Spin off, acquisition and integration	0.06	0.05	0.16	0.13
•Legacy legal fees and settlements	—	0.14	—	0.13
Adjusted EPS	$0.99	$0.90	$3.93	$3.33
Diluted weighted average common shares outstanding	127	133	129	134
Adjusted weighted average common shares outstanding	127	133	129	134

Operating Cash Conversion
Operating cash conversion is considered a non-GAAP financial measure under SEC rules. Operating cash conversion is calculated as Operating cash flows from continuing operations divided by Adjusted weighted average common shares outstanding, which is then divided by Adjusted earnings per share. Management believes that Operating cash conversion affords investors a view of what management considers KBR's core operating cash flow performance for each of the three- and twelve-month periods ended January 2, 2026 and January 3, 2025 and also afford investors the ability to make a more informed assessment of such core operating cash generation performance.

	Three months ended		Year ended
	January 2,	January 3,	January 2,	January 3,
Dollars in millions, except per share amounts	2026	2025	2026	2025

Operating cash flows from continuing operations	$51	$41	$557	$450

Operating cash flow per adjusted share	$0.40	$0.31	$4.32	$3.36
Adjusted earnings per share	0.99	0.90	3.93	3.33

Operating cash conversion	40%	34%	110%	101%